SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 5, 2004

FIRSTMERIT CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	0-10161	34-1339938
(State or other jurisdiction of	(Commission	(IRS employer
incorporation or organization)	file number)	identification number)

III Cascade Plaza, 7th Floor Akron, Ohio	44308	(330) 996-6300
(Address of Principal Executive Offices)	(Zip Code)	(Telephone Number)

Copy to:

J. Bret Treier
Vorys, Sater, Seymour and Pease LLP
106 South Main Street, Suite 801
Akron, Ohio 44308
(330) 208-1000

Item 7. Financial Statements and Exhibits

     (c) Exhibits

99.1	Text of FirstMerit Corporation Press Release dated April 5, 2004

Item 12. Results of Operations and Financial Condition

     On April 5, 2004, FirstMerit Corporation issued a press release announcing that it was increasing its allowance for loan losses and was recording an additional $22.8 million to its provision for loan losses for the first quarter of 2004. The press release is attached as Exhibit 99.1 hereto and incorporated by reference herein. The information in this report is being furnished under this Item 12 of this Current Report on Form 8-K.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FirstMerit Corporation

Dated: April 5, 2004	By:	/s/ Terrence E. Bichsel

Terrence E. Bichsel, Executive Vice
President and Chief Financial Officer